                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


    We consent to the incorporation by reference in the registration statement (number 333-44547) filed on Form S-4 of Cablevision Systems Corporation of our report dated March 20, 1998 relating to the consolidated balance sheet of Cablevision Systems Corporation and Subsidiary as of December 31, 1997 which report appears in the December 31, 1997 annual report on Form 10-K of Cablevision Systems Corporation.





Jericho, New York
March 30, 1998